UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2009

VIRGIN MEDIA INC.

(Exact name of Registrant as specified in its charter)

Delaware (State of Incorporation)	File No. 000-50886 (Commission File Number)	59-3778247 (IRS Employer Identification No.)

909 Third Avenue, Suite 2863, New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (212) 906-8440

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of a Director at the Annual Meeting

As disclosed in the Company’s 2009 proxy statement, Mr. Edwin Banks’ term as a director expired at the annual meeting of stockholders (the “Annual Meeting”) of Virgin Media Inc. (the “Company”) held on June 10, 2009.

2009-2011 Long-Term Incentive Plan

In 2005, the compensation committee (the “Committee”) of the Board of Directors of the Company determined that it would be appropriate and in the best interests of stockholders and the Company to provide key senior managers and executives with long-term incentives. The Company’s long-term incentive plan (the “LTIP”) is designed to ensure senior managers meet stringent business performance targets, which are aligned with driving long-term stockholder value, over a three-year period.  The LTIP consists of awards of stock options and performance-related restricted stock units under the Company’s stock incentive plans. Stock options and restricted stock units are granted to eligible employees each year, in each case, in an amount with grant date fair value equal to 50% of the recipient’s annual base salary, giving a total grant date fair value of 100% of base salary.

On June 10, 2009, the Committee approved the Company’s 2009-2011 long-term incentive plan (the “2009 LTIP”), which includes the grant of stock options and restricted stock units to its executive officers (excluding the Chairman and the Chief Executive Officer) and other key employees of the Company and its subsidiaries.   The 2009 LTIP is comprised of (1) option grants that vest based solely on time in five equal annual installments beginning January 1, 2010, and (2) restricted stock unit grants with cliff-vesting after three years that are linked to the achievement of performance criteria over the three-year period. On June 12, 2009 (the “Grant Date”), the Company granted the stock options and restricted stock units under the 2009 LTIP to the eligible participants.

Fair Value of the Awards

The grant date fair value of the options awarded under the 2009 LTIP was determined using the Black-Scholes pricing model, and the exercise price is equal to the average of the high and low stock prices of the Company’s common stock on the Grant Date.  The options will have a ten-year term and will vest, subject to continued employment, in twenty percent increments on each of January 1, 2010, 2011, 2012, 2013 and 2014, subject to accelerated vesting in the event of a change in control of the Company.

The grant date fair value of the restricted stock units awarded under the 2009 LTIP was based on the average of the high and low stock prices of the Company’s common stock on the Grant Date. The restricted stock units will vest if (1) the Company meets certain performance goals based on its long-term model for cumulative group simple cash flow in respect of the period from January 1, 2009 through December 31, 2011 and (2) the award recipient remains continuously employed by the Company or any of its subsidiaries through the payment date, which will be not later than April 30, 2012.

Performance Criteria for the Restricted Stock Units

The performance criteria for the restricted stock units is based on a cumulative group simple cash flow in respect of the period from January 1, 2009 through December 31, 2011, being operating income before depreciation, amortization, goodwill and intangible asset impairments and restructuring and other charges, less fixed asset additions on an accrual basis (excluding additions in respect of Electronic Equipment Waste Obligations accrued under FASB Staff Position FAS 143-1).  The performance criteria include minimum and on-target performance levels. Each restricted stock unit agreement will establish a minimum level of performance below which no restricted stock units will vest and an on-target level of performance at which all of the restricted stock units (with a grant date fair value of 50% of base salary (based on the value of the restricted stock units on the Grant Date)) will vest.  Between these levels, vesting will be extrapolated on a linear basis. If the performance is below the minimum level, the restricted stock units will lapse.

Equivalent payments may be made in cash rather than common stock at the Committee’s discretion. If the award recipient’s employment terminates prior to the payment date or if the recipient has not entered into new terms and conditions of employment with the Company or any of its subsidiaries on terms satisfactory to the Company on or before July 31, 2009

(unless otherwise agreed by the Company), the restricted stock units will be forfeited.  The vesting of the restricted stock units will not accelerate in the event of a change in control of the Company.

2009 LTIP Grants

Options to purchase an aggregate of approximately 4.0 million shares of common stock and an aggregate of approximately 1.6 million restricted stock units (based on the on-target level of 100% being achieved) were awarded to 117 award recipients.  The exercise price of the option is $8.73 per share, being the average of the high and low stock prices, on the Grant Date.  The options may not be exercised by a recipient unless such person has entered into new terms and conditions of employment with the Company or any of its subsidiaries on terms satisfactory to the Company on or before July 31, 2009.   If the exercise condition is not satisfied, the options will terminate in full on August 1, 2009 unless otherwise agreed by the Company.

Additional awards under the 2009 LTIP may be made during the 2009 fiscal year.

The following chart lists the number of stock options and restricted stock units granted to the named executive officers of the Company.

Name of Executive Officer	Number of Stock Options	Number of Restricted Stock Units
Bryan H. Hall
Secretary and General Counsel	88,590	35,311

Mark Schweitzer
Chief Commercial Officer	77,955	31,073

The foregoing summary is qualified in its entirety by the text of the applicable grant agreements. A copy of the form of restricted stock unit agreement, non-qualified stock option notice and incentive stock option notice are attached as exhibits to this report.

Item 8.01.  Other Events.

Annual Meeting

Election of Directors

At the Company’s Annual Meeting on June 10, 2009, the Company’s stockholders elected Neil A. Berkett, Steven J. Simmons and George R. Zoffinger as directors.  Their terms will expire at the Company’s 2012 annual meeting of stockholders.

Appointment of Ernst & Young LLP

At the Company’s Annual Meeting on June 10, 2009, the Company’s stockholders ratified the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2009.

Approval of Additional Shares under the Sharesave Plan

At the Company’s Annual Meeting on June 10, 2009, the Company’s stockholders approved the issuance of an additional 7.0 million shares of the Company’s common stock under the Virgin Media Sharesave Plan. The terms of the Sharesave Plan were previously approved by the Company’s stockholders.

Audit Committee

On June 10, 2009, Mr. John N. Rigsby became a member of the Company’s Audit Committee.

Item 9.01.  Financial Statements and Exhibits.

(d)

Exhibit	Description
10.1	Form of Restricted Stock Unit Agreement.

10.2	Form of Non-qualified Stock Option Notice.

10.3	Form of Incentive Stock Option Notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2009	VIRGIN MEDIA INC.

	By:	/s/Bryan H. Hall
Bryan H. Hall
Secretary

EXHIBIT INDEX

Exhibit	Description
10.1	Form of Restricted Stock Unit Agreement.

10.2	Form of Non-qualified Stock Option Notice.

10.3	Form of Incentive Stock Option Notice.